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                                                                  EXHIBIT 21.1




                         MATHSOFT, INC. AND SUBSIDIARIES

                                  SUBSIDIARIES




STATISTICAL SCIENCES. INC.
(A MASSACHUSETTS CORPORATION)


TRIMETRIX, INC.
(A WASHINGTON CORPORATION)


ACROSCIENCE CORPORATION
(A WASHINGTON CORPORATION)